Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

DIGITAL BRANDS GROUP, INC.

ARTICLE I
STOCKHOLDERS

1.1           Place of Meetings. All meetings of stockholders shall be held at such place (if any) within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President and Chief Executive Officer. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law. In the absence of any such designation or determination, stockholders’ meetings shall be held at the registered office of the corporation.

1.2           Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, time and place, either within or without the State of Delaware, as may be designation by resolution of the Board of Directors each year

1.3           Special Meetings. Special meetings of stockholders may be called for any purpose or purposes prescribed in the notice of the meeting at any time by the majority of the Board of Directors then in office, the Chairman of the Board, the Chief Executive Officer or President or the stockholders of record holding an aggregate of at least 25% in voting power of the then outstanding shares of stock of the corporation entitled to vote, and may not be called by any other person or persons. In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting. Upon request in writing sent by registered mail to the President or Chief Executive Officer by any stockholder or stockholders entitled to request a special meeting of stockholders pursuant to this Section 1.3, and containing the information required pursuant to Sections 1.11 and 2.15, as applicable, the Board of Directors shall determine a place and time for such meeting, which time shall be not less than 10 nor more than 30 days after the receipt of such request, and a record date for the determination of stockholders entitled to vote at such meeting shall be fixed by the Board of Directors, in advance, which shall not be more that 15 days nor less than 10 days before the date of such meeting. Following such receipt of a request and determination by the Secretary of the validity thereof, it shall be the duty of the Secretary to present the request to the Board of Directors, and upon Board action as provided in this Section 1.3, to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in Section 1.4, hereof, that a meeting will be held at the place, if any, and time so determined, for the purposes set forth in the stockholder’s request, as well as any purpose or purposes determined by the Board of Directors in accordance with this Section 1.3.

1.4         Notice of Meetings.

(a)          Written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the corporation, as amended from time to time (the “Certificate of Incorporation”). The notice of any meeting shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

(b)          Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the corporation and shall be deemed given when deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the Delaware General Corporation Law. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)          Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

1.5         Record Date for Stockholder Notice.

(a)          In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; and (2) in the case of any other action, shall not be more than 60 days prior to such other action.

(b)          If the Board of Directors does not so fixed a record date: (1) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.5 at the adjourned meeting.

1.6         Voting List. The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, in the manner provided by law. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. This list shall determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.7         Quorum. Except as otherwise provided by law or these Bylaws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting or (b) holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall have the power to adjourn the meeting to another place, if any, date or time. Where a separate class vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

1.8         Adjournments. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

1.9           Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder unless otherwise provided by law or in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize any other person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent or by a transmission permitted by law and delivered to the Secretary of the corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the Delaware General Corporation Law.

1.10         Action at Meeting. When a quorum is present at any meeting, all elections of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and any other matter shall be determined by a majority in voting power of the shares entitled to vote on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of the shares of each such class entitled to vote on the matter) shall decide such matter, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a vote by ballot shall be taken. Each ballot shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

1.11         Conduct of Business. At every meeting of the stockholders, the Chairman of the Board, or, in his or her absence, the President, or, in his or her absence, such other person as may be appointed by the Board of Directors, shall act as chairman. The Secretary of the corporation or a person designated by the chairman of the meeting shall act as secretary of the meeting. Unless otherwise approved by the chairman of the meeting, attendance at the stockholders’ meeting is restricted to stockholders of record, persons authorized in accordance with Section 1.9 of these Bylaws to act by proxy, and officers of the corporation.

The chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the chairman’s discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

The chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. Without limiting the foregoing, the chairman may (a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board of Directors, (b) restrict use of audio or video recording devices at the meeting, and (c) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman shall have the power to have such person removed from the meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11. The chairman of a meeting may determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section 1.11 and Section 1.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

1.12         Stockholder Action Without Meeting. Subject to the terms of any series of Preferred Stock or unless otherwise approved in advance by the Board, any action required or permitted to be taken by the stockholders of the corporation must be effected at an annual or special meeting of the stockholders called in accordance with the Bylaws and may not be effected by written consent in lieu of a meeting.

1.13         Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE II
BOARD OF DIRECTORS

2.1           General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2           Number and Term of Office. The Board of Directors shall consist of one (1) or more members. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time solely by resolution of the majority of the Board of Directors. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

2.3           Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the stockholders) may be filled only by the affirmative vote of a majority of the total number of directors then in office, though less than a quorum (and not by stockholders), or by the sole remaining director, or, to the extent required by the Certificate of Incorporation, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

2.4           Resignation. Any director may resign by delivering notice in writing or by electronic transmission to the President, Chairman of the Board or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.5           Removal. Any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of the capital stock of the corporation entitled to vote thereon..

2.6           Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.7           Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or two or more directors and may be held at any time and place, within or without the State of Delaware.

2.8           Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by whom it is not waived by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by (i) giving notice to such director in person or by telephone, electronic transmission or voice message system at least 24 hours in advance of the meeting, (ii) sending a facsimile to his last known facsimile number, or delivering written notice by hand to his last known business or home address, at least 24 hours in advance of the meeting, or (iii) mailing written notice to his last known business or home address at least three days in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

2.9           Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.10         Quorum. A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.

2.11         Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

2.12         Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.13         Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

2.14         Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

2.15         Nomination of Director Candidates. Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors may be made by (i) the Board of Directors or a duly authorized committee thereof or (ii) any stockholder entitled to vote in the election of Directors.

ARTICLE III
OFFICERS

3.1           Enumeration. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer, a Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board and one or more Vice Presidents and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2           Election. Officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Officers may be appointed by the Board of Directors at any other meeting.

3.3           Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4           Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote appointing him, or until his earlier death, resignation or removal.

3.5           Resignation and Removal. Subject to the rights (if any) of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom the power of removal is conferred by the Board of Directors.

Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

3.6           Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the Board of Directors.

3.7           Chief Executive Officer. The Chief Executive Officer of the corporation shall, subject to the direction of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

3.8           President. Subject to the direction of the Board of Directors and such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if such titles be held by other officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the corporation. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the corporation. The President shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. He or she shall have power to sign stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the corporation, other than the Chairman of the Board and the Chief Executive Officer.

3.9           Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have at the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10         Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11         Treasurer. The Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the corporation, to maintain the financial records of the corporation, to deposit funds of the corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the corporation.

3.12         Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the President. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the corporation.

3.13         Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.14         Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the stockholders

3.15         Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE IV
CAPITAL STOCK

4.1           Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2           Certificates of Stock. The shares of the corporation may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the corporation and recorded as they are issued. Any duly appointed officer of the corporation is authorized to sign share certificates. Any or all of the signatures on any certificate may be a facsimile or electronic signature. In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

4.3           Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation: (i) in the case of shares represented by a certificate, by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof. Except as may be otherwise required by law, the Certificate of Incorporation or the Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

4.4           Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in accordance with Section 4.2, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

4.5           Dividends. The directors of the corporation, subject to any restrictions contained in (a) the Delaware General Corporation Law or (b) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock. The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

4.6           Employee Stock Purchase and Option Plans. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees, officers or directors of the corporation or of a subsidiary or parent thereof or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

A stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefore, the reservation of title until full payment therefore, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, subject to Delaware General Corporation Law, restrictions upon transfer of the shares and the time limits of and termination of the plan.

ARTICLE V
GENERAL PROVISIONS

5.1           Fiscal Year. The fiscal year of the corporation shall be as fixed by the Board of Directors.

5.2           Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under the Delaware General Corporation Law, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

5.3           Actions with Respect to Securities of Other Corporations. Except as the Board of Directors may otherwise designate, the Chief Executive Officer or President or any officer of the corporation authorized by the Chief Executive Officer or President shall have the power to vote and otherwise act on behalf of the corporation, in person or proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this corporation and otherwise to exercise any and all rights and powers which this corporation may possess by reason of this corporation’s ownership of securities in such other corporation or other organization.

5.4           Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.5           Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

5.6           Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

5.7           Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

5.8           Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the Delaware General Corporation Law. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (2) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (4) if by any other form of electronic transmission, when directed to the stockholder; and (5) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

5.9           Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation as provided by law, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

5.10         Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

5.11         Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

5.12         Maintenance and Inspection of Records. The corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records. Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS AND OFFICERS

6.1           Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 6.2 of this Article VI, the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the proceeding (or part thereof) was authorized by the Board of Directors of the corporation, (c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification or advancement under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law. The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this Section or otherwise.

6.2           Right of Claimant to Bring Suit. If a claim under Section 6.1 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, or 20 days in the case of a claim for advancement of expenses, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the corporation.

6.3           Indemnification of Employees and Agents. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the corporation.

6.4           Non-Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

6.5           Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VI.

6.6           Insurance. The corporation may maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

6.7           Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI shall not adversely affect any right or protection of an indemnitee or his successor existing at the time of such amendment, repeal or modification.

ARTICLE VII
AMENDMENTS

7.1           By the Board of Directors. Except as otherwise set forth in these Bylaws or the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock then outstanding, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

7.2           By the Stockholders. Except as otherwise set forth in these Bylaws, and subject to the rights of the holders of any series of Preferred Stock then outstanding, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of capital stock of the corporation issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class. Such vote may be held at any annual meeting of stockholders, or at any special meeting of stockholders provided that notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.